                         Strong Total Return Fund, Inc.

                                   EXHIBIT 16

                           SCHEDULE OF COMPUTATION OF
                             PERFORMANCE QUOTATIONS


I.       AVERAGE ANNUAL TOTAL RETURN
         A.      Formula
                 -------
                          n                             n -----
                 P (1 + T)  = ERV          or      T = \ /ERV/P - 1

Where:           P =      a hypothetical initial payment of $10,000

                 T =      average annual total return

                 n =      number of years

               ERV =      ending redeemable value of a hypothetical $10,000 payment made at the beginning of the stated periods at the end of the stated
                          periods.

         B.      Calculation
                 -----------
                      n -----
                 T = \ /ERV/P - 1

                 1.       One-year period 10-31-94 through 10-31-95
                                    1 -------------
                          17.48% = \ /11,748/10,000 - 1

                 2.       Five-year period 10-31-90 through 10-31-95
                                    5 -------------
                          14.78% = \ /19,919/10,000 - 1

                 3.       Ten-year period 10-31-85 through 10-31-95
                                    10 -------------
                          11.73% = \  /30,323/10,000 - 1

                 4.       Since inception 12-30-81 through 10-31-95
                                    13.833 -------------
                          15.19% = \      /70,725/10,000 - 1


 II.     TOTAL RETURN
         A.      Formula
                 -------

                 EV-IV
                 -----
                   IV     =       TR

Where:           EV =     Value at the end of the period, including reinvestment of all dividends and capital gains distributions

                 IV =     Initial value of a hypothetical investment at the net asset value

                 TR =     Total Return

         B.      Calculation
                 -----------

                 EV-IV
                 -----
                   IV     =       TR

                 One-year period ended October 31, 1995

                          11,748 - 10,000
                          ---------------
                              10,000               =        17.48%
